Exhibit 10.13

(English Summary)

Guarantee Contract

Ref: (2007) SHANGYINBAOZIDI (012)

Guarantor (Party A): Daqing Industrial and Commercial Guarantee Co., Ltd.

Address:

Legal Representative: LiuXueli

Lender (Party B): Daqing Industrial and Commercial Bank

Address:

Legal Representative: GuanXihua

For the purpose of ensuring the performance of the (2007) ShangYinJieZiDi (012) loan contract (hereinafter referred to as the “main contract”) signed by and between Daqing Long He Da Food Co., Ltd and Daqing Industrial and Commercial Bank, the  guarantor, Daqing Industrial and Commercial Guarantee Co., Ltd (hereinafter referred to as “Party A”), at the request of the borrower, is willing to give Daqing Industrial and Commercial Bank (hereinafter referred to as “Party B) a guarantee for the loan. The currency and amount of the loan under the main contract is RMB 20,000,000 and the loan period of the main contract starts from August 24, 2007 to August 23, 2008. After check and review, Party B agrees Party A as the guarantor for the borrower’s repayment of the loan. In compliance with relevant laws and regulations and through friendly negotiation, Party A and Party B (hereinafter collectively referred to as “the Parties”), entered into the following agreement:

Article I

Party A agrees to provide guarantee to the lender for the loan of RMB 20,000,000 borrowed by the borrower under the aforementioned main contract, as well as for the accrued interest, the costs and expenses, penalty, defaulting interest, damage compensation, legal fees, lawsuit fees, announcement fees, transportation fees and any other payables.

Article II

The type of guarantee hereof shall be of joint and several liability. When the borrower fails to pay the payables in accordance with the main contract (including payment upon loan accelaration), Party A shall unconditionally pay the payables for and on behalf of the borrower and shall permit Party B to debit directly from Party A’s bank account opened with Party B.

Article III

Party A undertakes that it has acquired all the relevant authorizations and approvals for this contract and that its liability of guarantee during the term of this contract will not be affected and exempted by the following circumstances:

(1) Changes in the borrower’s social or financial status; orders, demands and/or instructions from higher authorities;

(2) agreements entered into by and between the borrower and other entities;

(3) Party A’s reorganization or dissolution and the changes in its financial status; and

(4) debt restructuring under the main contract.

Article IV

Where there is any reorganization or dissolution, Party A shall inform Party B in writing 15 days prior to such events. The obligations under the guaranteed contract shall be assumed by the successor or Party A and the borrower shall elect a new guarantor acceptable to Party B.

Article V

Party A agree that, except any changes in the loan amount, the term of the Loan, the purpose of the Loan and the interest rate, the modification of other clauses under the main contract between Party B and the borrower do not need to obtain Party A’s prior written consent, nor will the liability of guarantee of Party A under the contract be affected.

The loan amount and the term of the Loan shall be changed in accordance with any such modification in the main contract. The loan interest shall be the interest rate specified in such modification.

Article VI

The guarantee period under the contract is five years.

Article VII

During the guarantee period, Party A shall provide periodic financial statements to Party B and shall be subject to Party B’s examination of its capability as a guarantor. Absent of the approval and consent of Party B, Party A shall not give guarantee to any third parties.

Article VIII

Under any one of the following circumstances, Party B shall have the right to request Party A to perform its responsibilities on an accelerated basis and Party A shall agree to perform such responsibilities if:

(1) Party A is in breach of Article 7, Article 8 and Article 9 hereof or in any other substantial default;

(2) Party B demands acceleration of the debt payment under the main contract.

Article IX

Other issues negotiated and agreed by the Parties:

(1) the contract shall become effective upon the receipt of Party B’s loan disbursement notice by Party A.

(2) Article 7 is not applicable;

Article X

Breach of Contract

When Party A violates the provisions of Article 2 and fails to pay the payables for and on behalf of the borrower, Party B shall have the right to debit such payment from the deposit account of Party A and may request the difference from Party A.

When Party A violates the provisions of Article 4, Party B shall be entitled to default interest equivalent to 0.5% of the guaranteed amount against the successor.

When Party A violates the provisions of Article 3 and Article 7 and makes inaccurate and untruthful statements or breaches the contract, Party B shall have the right to demand Party A to correct its behaviour and shall be entitled to default interest equivalent to 0.3% of the total guaranteed amount.

Article XI

Dispute(s) Resolution

Disputes arising from the performance of the contract shall be settled through friendly negotiation between the Parties. If no agreement is reached by such negotiation, the Parties shall bring the case to the Party B’s local court for litigation.

Article XII

The contract shall become effective upon execution by the legal representatives or authorized representatives of the Parties and with the company seal affixed.

Article XIII

The contract shall be executed in duplicate with each Party holding a copy of which.

Execution:

Party A (Company Seal)

Party B (Company Seal)

Legal Representative:

Legal Representative:

(or authorized representative)

(or authorized representative)

LiuXueli

Signing date: 27 August 2007

Signing date: 27 August 2007